Riggs Funds
Amendment No. 11
to the Declaration of Trust
dated April 1, 1991

	THIS Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

Riggs Bond Fund
Class R Shares
Riggs Intermediate Tax Free Bond Fund
Class R Shares
Riggs Long Term Tax Free Bond Fund
Class R Shares
Riggs Large Cap Growth Fund
Class R Shares
Riggs Prime Money Market Fund
Class R Shares
Class Y Shares
Riggs Small Company Stock Fund
Class R Shares
Class Y Shares
Riggs Stock Fund
Class R Shares
Class Y Shares
Riggs U.S. Government Securities Fund
Class R Shares
Class Y Shares
Riggs U.S. Treasury Money Market Fund
Class R Shares
Class Y Shares

	The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 15th day of November, 2000.

	WITNESS the due execution hereof this 15th day of November, 2000.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh